Exhibit 99.1

Boston Private Financial Holdings, Inc. Reports Second Quarter 2011 Results

Boston, MA - July 26, 2011 - Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company” or “BPFH”) today reported second quarter 2011 GAAP Net Income to Common Stockholders of $14.3 million, compared to a net loss of $0.4 million in the first quarter of 2011. BPFH reported a second quarter diluted earnings per share of $0.17 compared to a per share loss of $0.01 in the first quarter of 2011.

“This quarter shows progress across important dimensions of our overall program to position the Company for strong long-term performance,” said CEO and President Clayton G. Deutsch. “First, the quarter provides clear evidence that our program to reduce risk and improve our credit profile is gaining traction. We see significant declines in problem loans, we have reduced our elevated levels of loan loss provision, and we are continuing to accumulate capital.”

“Second, this quarter we successfully merged our four banks into one, unified Private Bank. We consummated the merger ahead of schedule, we have installed a single integrated management team, we are expanding our client service capabilities across our four major private client markets, and we are hard at work driving our post-merger conversions and consolidations. Our program is on track and achieving the milestones established in our merger plan.”

“Finally, we believe we are beginning to demonstrate the growth and earnings power of our Wealth Management and Private Banking businesses. Despite a challenging economic and industry environment, year-over-year revenue is up 11% for the quarter. Our residential mortgage portfolio is up 10% year-over-year. We continue to diversify our commercial portfolio and reduce the San Francisco Bay Area commercial real estate portfolio, while building a more strategic commercial and industrial and CRE client pipeline. Our Wealth Advisory and Investment Management segments generated $20.6 million of fee income for the quarter, up 10% year-over-year. These segments show positive operating leverage, with year-over-year pre-tax income up 22%.”

“These results overall, while not yet satisfying our long-term profitability goals, represent important progress. We will continue our focus on asset quality, perfecting the bank merger, and profitable business building as we move ahead.”

Key Financials (Note: All comparisons relate only to continuing operations.)

•
Revenue for the second quarter was $78.3 million, an increase of $4.5 million or 6%, from $73.8 million on a linked quarter basis. Revenue was up 11% compared to the same period in 2010 from $70.7 million.

◦
Net Interest Income for the second quarter was $46.0 million, an increase of $2.3 million or 5%, from $43.7 million on a linked quarter basis. Net Interest Income increased 2% compared to the same period in 2010 from $45.0 million.

◦
Fee Income (Investment Management, Wealth Advisory and Other Private Banking Fees) for the second quarter was $27.9 million, an increase of $0.5 million or 2%, from $27.4 million on linked quarter basis. Fee Income was up 8% compared to the same period in 2010 from $25.8 million.

•	Net Interest Margin for the second quarter was 3.29%, an increase of 11 basis points from 3.18% on a linked quarter basis, and flat compared to the same period in 2010.

•
Operating Expenses (including $4.3 million of restructuring charges) for the second quarter were $62.5 million, an increase of $0.8 million or 1%, from $61.7 million on a linked quarter basis. Operating Expenses were up 10% compared to the same period in 2010 from $56.7 million.

◦
Excluding the $4.3 million of restructuring charges, Operating Expenses were $58.2 million, a decrease of $1.6 million or 3%, from $59.7 million (excluding $2 million of restructuring charges) on a linked quarter basis. Operating Expenses were up 3% compared to the same period in 2010 from $56.7 million.

•	Tangible Common Equity/Tangible Assets (“TCE/TA”) at the end of the second quarter was 6.88%, up 26 basis points from 6.62% as of the end of the first quarter.

•
Total Balance Sheet Assets as of the end of the second quarter were $6.0 billion, an increase of $54.5 million or 1%, from $6.0 billion as of the end of the first quarter and up 3% compared to the same period in 2010 from $5.9 billion.

•
Provision for Loan Losses for the second quarter was a credit of $2.2 million, a decrease of $15.6 million from $13.4 million on a linked quarter basis, and down $17.2 million compared to the same period in 2010 from $15.0 million.

•
Allowance for Loan Losses as a percentage of Total Loans as of the end of the second quarter was 2.24%, down 1 basis point from 2.25% as of the end of the first quarter, and up 48 basis points compared to the same period in 2010 from 1.76%.

“Through improved performance and the bank consolidation, we have both strengthened our capital ratios and created a more efficient capital base,” said David J. Kaye, Chief Financial Officer. “While expenses remain elevated due to restructuring costs, we still anticipate the impact of previously announced merger-related savings to be realized by the second quarter 2012.”

Total Loans were $4.4 billion at the end of the second quarter, down 1% from $4.5 billion at the end of the first quarter, and down 2% at the end of the same period in 2010. Total Deposits were $4.6 billion at the end of the second quarter, up slightly from $4.5 billion at the end of the first quarter, and up 4% from $4.4 billion at the end of the same period in 2010.

Non-Performing Loans as a percentage of Total Loans was 1.81% as of the end of the second quarter, down from 2.50% as of the end of the first quarter of 2011. Net Recoveries for the second quarter 2011 were $0.7 million, compared to $11.5 million of Net Charge-offs in the prior quarter. Past Due Loans (30-89 days) as a percentage of Total Loans decreased 68 basis points on a linked quarter basis to 15 basis points.

Total Assets Under Management/Advisory (“AUM”) remained flat on a linked quarter basis at $20.2 billion in the second quarter of 2011. Total AUM was up 16% compared to the same period in 2010. The Company experienced second quarter 2011 net AUM outflows of $150 million, as compared to $36 million of net inflows in the prior quarter.

Dividend Payments
Concurrent with the release of the second quarter 2011 earnings, the Board of Directors of the Company declared a cash dividend to shareholders of $0.01 per share. The record date for this dividend is August 16, 2011 and the payment date is August 30, 2011.

Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures, such as the TCE/TA and TCE/RWA ratios, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.  A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

Conference Call
Management will hold a conference call at 8:00 a.m. Eastern Time on Wednesday, July 27, 2011 to discuss the financial results in more detail. To access the call:

Dial In #: (866) 843-0890
International Dial In #: (412) 317-9250
Elite Entry Number: 6035385

Replay Information:
Available from July 27 at 10 a.m. to Aug. 4, 2011
Dial In #: (877) 344-7529
International Dial In #: (412) 317-0088
Conference Number: 10001963

The call will be simultaneously webcast and may be accessed on www.bostonprivate.com.

Boston Private Financial Holdings, Inc.
Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) is a national financial services organization comprised of affiliated companies located in key regions of the U.S. that offer private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. Its business strategy is to empower its affiliates to serve their clients at the local level, while at the same time providing strategic oversight and access to resources, both financial and intellectual, to support management, compliance and risk management, legal, marketing, and operations.

For more information about BPFH, visit the Company's website at www.bostonprivate.com.

Note to Editors:

Boston Private Financial Holdings, Inc. is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is a locally operated and wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH.

CONTACT:

Jeanne Hess
Assistant Vice President, Investor Relations
Boston Private Financial Holdings, Inc.
(617) 912-3798
jhess@bostonprivate.com

John Hartz
Sloane & Company
857-598-4779
jhartz@sloanepr.com

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in assumptions or unanticipated factors adversely affecting the timing, among other matters, of expenses or cost savings relating to or resulting from the consolidation of the Company's banking subsidiaries; adverse conditions in the capital and debt markets and the impact of such conditions on the Company's private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of a continuing deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers' ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or decreases in deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the risk that goodwill and intangibles recorded in the Company's financial statements will become impaired; the risk that the Company's deferred tax asset may not be realized; risks related to the identification and implementation of acquisitions; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company's Annual Report on Form 10-K and updated by the Company's Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

(In thousands, except per share data)	June 30, 2011	June 30, 2010	March 31, 2011
FINANCIAL DATA:
Total Balance Sheet Assets	$6,036,778	$5,867,709	$5,982,309
Total Equity	538,970	540,666	522,111
Cash and Investment Securities	1,310,962	1,016,840	1,196,316

Commercial and Industrial Loans	619,728	606,449	668,402
Commercial Real Estate Loans	1,568,588	1,720,791	1,649,487
Construction and Land Loans	130,570	259,829	126,408
Residential Mortgage Loans	1,767,671	1,601,714	1,714,530
Home Equity Loans	153,528	165,517	155,217
Other Consumer Loans	169,355	131,901	142,855
Total Loans	4,409,440	4,486,201	4,456,899

Allowance for Loan Losses	98,742	79,073	100,282
Loans Held for Sale	4,625	28,449	2,833
Other Real Estate Owned ("OREO")	14,485	12,113	11,497

Deposits	4,551,319	4,380,793	4,540,190
Borrowings	834,788	839,539	815,737

Book Value Per Common Share	$6.17	$6.45	$6.03
Market Price Per Share	$6.58	$6.43	$7.07

ASSETS UNDER MANAGEMENT AND ADVISORY:
Private Banking	$3,739,000	$3,405,000	$3,670,000
Investment Managers	8,295,000	6,880,000	8,437,000
Wealth Advisory	8,184,000	7,210,000	8,085,000
Less: Inter-company Relationship	(20,000)	(17,000)	(20,000)
Assets Under Management and Advisory	$20,198,000	$17,478,000	$20,172,000

FINANCIAL RATIOS:
Total Equity/Total Assets	8.93%	9.21%	8.73%
Tangible Common Equity/Tangible Assets (2)	6.88%	7.11%	6.62%
Allowance for Loan Losses/Total Loans	2.24%	1.76%	2.25%
Allowance for Loan Losses/Non-performing Loans	124%	81%	90%

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
OPERATING RESULTS:	2011	2010	2011	2011	2010
Net Interest Income	$46,024	$45,017	$43,711	89,735	89,327
Investment Management and Trust Fees:
Private Banking	6,026	5,872	5,965	11,991	11,683
Investment Managers	10,311	9,390	10,118	20,429	18,548
Total Investment Management and Trust Fees	16,337	15,262	16,083	32,420	30,231
Total Wealth Advisory Fees	10,277	9,304	10,072	20,348	18,562
Other Private Banking Fees	1,287	1,264	1,233	2,520	2,441
Total Fees	27,901	25,830	27,388	55,288	51,234
Gain on Repurchase of debt	1,838	—	—	1,838	—
Gain/(Loss) on Sale of Loans, net	1,125	500	385	1,511	958
Other Revenue, Gains and (Losses), net (3)	1,449	(697)	2,321	3,770	869
Total Fees and Other Income	32,313	25,633	30,094	62,407	53,061
Total Revenue	78,337	70,650	73,805	152,142	142,388

Provision/(Credit) for Loan Losses	(2,190)	14,962	13,350	11,160	22,577

Salaries and Employee Benefits	35,867	34,653	36,772	72,639	68,501
Occupancy and Equipment	7,431	6,696	7,343	14,774	13,482
Professional Services	5,314	4,324	5,184	10,497	9,168
FDIC Insurance	1,294	2,266	2,236	3,530	4,353
Restructuring	4,304	—	1,982	6,286	—
Other Operating Expenses (4)	8,255	8,726	8,188	16,444	17,194
Total Operating Expense	62,465	56,665	61,705	124,170	112,698

Income/(Loss) from Continuing Operations, before Tax	18,062	(977)	(1,250)	16,812	7,113
Income Tax Expense/(Benefit)	4,229	(1,202)	(178)	4,051	1,134
Discontinued Operations, Net of Tax (1)	1,516	1,509	1,670	3,186	1,545
Less: Net Income Attributable to the Noncontrolling Interests	804	616	747	1,551	1,301
Net Income/(Loss) Attributable to the Company	$14,545	$1,118	$(149)	14,396	6,223

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,
PER SHARE DATA:	2011	2010	2011	2011	2010
Calculation of Income/(Loss) for EPS:
Net Income/(Loss) from Continuing Operations	$13,833	$225	$(1,072)	12,761	5,979
Less: Net Income Attributable to Noncontrolling Interests	804	616	747	1,551	1,301
Net Income/(Loss) from Continuing Operations Attributable to the Company	$13,029	$(391)	$(1,819)	11,210	4,678
Adjustments to Net Income/(Loss) Attributable to the Company to Arrive at Net Income/(Loss) Attributable to Common Stockholders (5)	(199)	(6,160)	(276)	(475)	(9,628)
Net Income/(Loss) from Continuing Operations Attributable to the Common Stockholders	$12,830	$(6,551)	$(2,095)	10,735	(4,950)
Net Income/(Loss) from Discontinued Operations	$1,516	$1,509	$1,670	3,186	1,545
Net Income/(Loss) Attributable to the Common Stockholders	$14,346	$(5,042)	$(425)	13,921	(3,405)

Dividends Paid on Series B Preferred Stock for Diluted EPS	73	—	—	145	—

Calculation of Average Shares Outstanding:
Weighted Average Basic Shares	75,195	68,787	74,671	74,934	68,331
Weighted Average Diluted Shares	83,265	68,787	74,671	83,115	68,331

Earnings/(Loss) per Share - Basic
Earnings/(Loss) per Share from Continuing Operations	$0.17	$(0.09)	$(0.03)	$0.15	$(0.07)
Income/(Loss) per Share from Discontinued Operations	$0.02	$0.02	$0.02	$0.04	$0.02
Earnings/(Loss) per Share	$0.19	$(0.07)	$(0.01)	$0.19	$(0.05)

Earnings/(Loss) per Share - Diluted (6)
Earnings/(Loss) per Share from Continuing Operations	$0.15	$(0.09)	$(0.03)	$0.13	$(0.07)
Income/(Loss) per Share from Discontinued Operations	$0.02	$0.02	$0.02	$0.04	$0.02
Earnings/(Loss) per Share	$0.17	$(0.07)	$(0.01)	$0.17	$(0.05)

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

	Average Balance			Interest Income/Expense			Average Yield/Rate
	Three Months Ended			Three Months Ended			Three Months Ended
	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,
AVERAGE BALANCE SHEET:	2011	2010	2011	2011	2010	2011	2011	2010	2011
AVERAGE ASSETS
Earning Assets
Cash and Investments (7)	$1,245,874	$1,222,464	$1,331,795	$4,918	$5,732	$5,160	1.58%	1.88%	1.55%
Loans (8)
Commercial and Construction (7)	2,400,681	2,605,125	2,446,178	33,819	35,414	32,316	5.49%	5.41%	5.32%
Residential Mortgage	1,742,769	1,563,746	1,685,001	19,131	19,251	18,729	4.39%	4.92%	4.45%
Home Equity and Other Consumer	316,268	277,473	296,259	2,971	3,842	2,867	3.75%	5.52%	3.90%
Total Earning Assets	5,705,592	5,668,808	5,759,233	60,839	64,239	59,072	4.20%	4.52%	4.12%
Allowance for Loan Losses	103,233	74,923	99,667
Cash and due From Banks (Non-Interest Bearing)	31,690	13,385	33,565
Other Assets	456,139	493,339	454,922
TOTAL AVERAGE ASSETS	$6,090,188	$6,100,609	$6,148,053
AVERAGE LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$517,271	$536,905	$542,011	358	$515	$375	0.28%	0.38%	0.28%
Money Market	1,910,004	1,653,006	1,858,645	2,787	3,762	2,814	0.59%	0.91%	0.61%
Certificates of Deposits	1,029,713	1,340,825	1,084,494	3,156	5,104	3,461	1.23%	1.53%	1.29%
Total Deposits	3,456,988	3,530,736	3,485,150	6,301	9,381	6,650	0.73%	1.07%	0.77%
Junior Subordinated Debentures	192,416	193,645	193,645	1,905	2,504	1,892	3.96%	5.17%	3.91%
FHLB Borrowings and Other	644,084	617,181	698,034	4,780	5,589	4,913	2.94%	3.58%	2.82%
Total Interest-Bearing Liabilities	4,293,488	4,341,562	4,376,829	12,986	17,474	13,455	1.21%	1.61%	1.24%
Non-interest Bearing Demand Deposits	1,128,330	1,037,556	1,117,347
Payables and Other Liabilities	117,707	106,308	114,203
Total Liabilities	5,539,525	5,485,426	5,608,379
Redeemable Non-Controlling Interest	20,613	20,569	19,891
Stockholders' Equity	530,050	594,614	519,783
TOTAL AVERAGE LIABILITIES & STOCKHOLDERS' EQUITY	$6,090,188	$6,100,609	$6,148,053
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)				$47,853	$46,765	$45,617
FTE Adjustment (7)				1,829	1,748	1,906
Net Interest Income (GAAP Basis)				$46,024	$45,017	$43,711
Interest Rate Spread							2.99%	2.91%	2.88%
Net Interest Margin							3.29%	3.29%	3.18%

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data) (Unaudited)

	Average Balance		Interest Income/Expense		Average Yield/Rate
	Six Months Ended		Six Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
AVERAGE BALANCE SHEET:	2011	2010	2011	2010	2011	2010
AVERAGE ASSETS
Earning Assets
Cash and Investments (7)	$1,288,650	$1,324,141	$10,079	$12,152	1.57%	1.84%
Loans (8)
Commercial and Construction (7)	2,306,311	2,570,211	66,134	73,002	5.68%	5.54%
Residential Mortgage	1,714,044	1,537,790	37,860	38,137	4.42%	4.96%
Home Equity and Other Consumer	423,311	278,119	5,838	6,302	2.88%	4.54%
Total Earning Assets	5,732,316	5,710,261	119,911	129,593	4.17%	4.53%
Allowance for Loan Losses	101,460	72,356
Cash and due From Banks (Non-Interest Bearing)	32,644	12,897
Other Assets	458,612	516,463
TOTAL AVERAGE ASSETS	$6,122,112	$6,167,265
AVERAGE LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$529,671	$526,967	$732	$1,108	0.28%	0.42%
Money Market	1,873,025	1,645,994	5,602	7,683	0.60%	0.94%
Certificates of Deposits	1,056,952	1,397,982	6,617	11,220	1.26%	1.62%
Total Deposits	3,459,648	3,570,943	12,951	20,011	0.75%	1.13%
Junior Subordinated Debentures	192,938	193,645	3,797	4,994	3.94%	5.16%
FHLB Borrowings and Other	670,910	646,593	9,693	11,730	2.87%	3.61%
Total Interest-Bearing Liabilities	4,323,496	4,411,181	26,441	36,735	1.23%	1.67%
Non-interest Bearing Demand Deposits	1,135,483	1,029,197
Payables and Other Liabilities	117,575	99,151
Total Liabilities	5,576,554	5,539,529
Redeemable Non-Controlling Interest	20,241	21,195
Stockholders' Equity	525,317	606,541
TOTAL AVERAGE LIABILITIES & STOCKHOLDERS' EQUITY	$6,122,112	$6,167,265
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)			$93,470	$92,858
FTE Adjustment (7)			3,735	3,531
Net Interest Income (GAAP Basis)			$89,735	$89,327
Interest Rate Spread					2.94%	2.86%
Net Interest Margin					3.25%	3.24%

	Three Months Ended				Six Months Ended
OPERATING RATIOS:	June 30,	June 30,	March 31,		June 30,	June 30,
	2011	2010	2011		2011	2010
Return on Average Equity	10.98%	0.75%	(0.11%)		5.48%	2.05%
Return on Average Assets	0.96%	0.07%	(0.01%)		0.47%	0.20%

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data) (Unaudited)

LOAN DATA AND CREDIT QUALITY (8):	June 30,	June 30,	March 31,
	2011	2010	2011
Commercial and Industrial Loans:
New England	$480,452	$437,015	$513,875
San Francisco Bay	60,065	79,901	60,884
Southern California	45,001	49,638	54,284
Pacific Northwest	34,326	40,210	39,508
Eliminations and other, net	(116)	(315)	(149)
Total Commercial and Industrial Loans	$619,728	$606,449	$668,402
Commercial Real Estate Loans:
New England	$625,328	$611,547	$644,092
San Francisco Bay	670,469	866,270	728,040
Southern California	170,496	176,577	179,996
Pacific Northwest	102,295	66,397	97,359
Total Commercial Real Estate Loans	$1,568,588	$1,720,791	$1,649,487
Construction and Land Loans:
New England	$78,149	$105,642	$71,623
San Francisco Bay	42,286	134,153	40,245
Southern California	3,215	3,068	2,441
Pacific Northwest	6,920	16,966	12,099
Total Construction and Land Loans	$130,570	$259,829	$126,408
Residential Mortgage Loans:
New England	$1,217,654	$1,134,756	$1,196,954
San Francisco Bay	321,110	262,762	305,567
Southern California	177,320	158,425	161,469
Pacific Northwest	51,587	45,771	50,540
Total Residential Mortgage Loans	$1,767,671	$1,601,714	$1,714,530
Home Equity Loans:
New England	$91,041	$101,264	$91,573
San Francisco Bay	52,132	53,847	54,182
Southern California	4,910	5,714	4,308
Pacific Northwest	5,445	4,692	5,154
Total Home Equity Loans	$153,528	$165,517	$155,217
Other Consumer Loans:
New England	$140,006	$96,146	$110,242
San Francisco Bay	14,330	19,605	17,274
Southern California	12,199	12,364	12,259
Pacific Northwest	1,180	1,514	1,069
Eliminations and other, net	1,640	2,272	2,011
Total Other Consumer Loans	$169,355	$131,901	$142,855
Total Loans
New England	$2,632,630	$2,486,370	$2,628,359
San Francisco Bay	1,160,392	1,416,538	1,206,192
Southern California	413,141	405,786	414,757
Pacific Northwest	201,753	175,550	205,729
Eliminations and other, net	1,524	1,957	1,862
Total Loans	$4,409,440	$4,486,201	$4,456,899

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

	June 30,	June 30,	March 31,
	2011	2010	2011
Special Mention Loans:
New England	$55,051	$53,958	$56,737
San Francisco Bay	68,262	29,398	36,779
Southern California	16,158	7,474	14,778
Pacific Northwest	17,029	17,139	15,369
Total Special Mention Loans	$156,500	$107,969	$123,663
Accruing Classified Loans (9):
New England	$17,213	$12,867	$25,422
San Francisco Bay	57,420	24,723	71,358
Southern California	25,145	11,838	20,045
Pacific Northwest	3,697	11,732	8,921
Total Accruing Classified Loans	$103,475	$61,160	$125,746
Non-performing Loans:
New England	$29,095	$14,638	$23,314
San Francisco Bay	31,753	54,397	66,694
Southern California (11)	13,226	17,726	10,818
Pacific Northwest	5,868	13,505	10,410
Total Non-performing Loans	$79,942	$100,266	$111,236
Other Real Estate Owned:
New England	$1,498	$1,050	$1,400
San Francisco Bay	10,974	3,719	7,301
Southern California	345	4,141	1,128
Pacific Northwest	1,668	3,203	1,668
Total Other Real Estate Owned	$14,485	$12,113	$11,497
Loans 30-89 Days Past Due and Accruing:
New England	$3,060	$4,474	$9,890
San Francisco Bay	2,304	392	26,043
Southern California	1,137	2,628	1,206
Pacific Northwest	—	33	—
Total Loans 30-89 Days Past Due and Accruing	$6,501	$7,527	$37,139
Loans Charged-off/(Recovered), Net for the Three Months Ended:
New England	$127	$1,784	$1,274
San Francisco Bay	2,036	7,216	11,289
Southern California	(3,552)	444	(1,086)
Pacific Northwest	739	(293)	(6)
Total Net Loans Charged-off	$(650)	$9,151	$11,471
Loans Charged-off/(Recovered), Net for the Six Months Ended:
New England	$1,401	$2,822
San Francisco Bay	13,325	9,005
Southern California	(4,638)	(411)
Pacific Northwest	733	532
Total Net Loans Charged-off	$10,821	$11,948

Boston Private Financial Holdings, Inc.
Selected Financial Data
(In Thousands, except share data)
(Unaudited)

(1)    In 2009, the Company completed the sale of its affiliates Boston Private Value Investors, Sand Hill Advisors, RINET, Gibraltar, and Westfield Capital Management. Accordingly, prior period and current financial information related to the divested companies are included with discontinued operations.

(2)    The Company uses certain non-GAAP financial measures, such as the Tangible Common Equity ("TCE") to Tangible Assets ("TA"), and TCE to Risk Weighted Assets ratios, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

A reconciliation from the Company's GAAP Total Equity to Total Assets ratio to the Non-GAAP TCE to TA, and TCE to Risk Weighted Assets ratios is presented below:

The Company calculates Tangible Assets by adjusting Total Assets to exclude Goodwill and Intangible Assets.

The Company calculates Tangible Common Equity by adjusting Total Equity to exclude Goodwill and Intangible Assets, net and includes the difference between Redemption Value and value per ARB 51 for Redeemable Non-controlling Interests.

	June 30,	June 30,	March 31,
	2011	2010	2011
Total Balance Sheet Assets	$6,036,778	$5,867,709	$5,982,309
LESS: Goodwill and Intangible Assets, net	(147,951)	(147,451)	(149,388)
Tangible Assets (non-GAAP)	5,888,827	5,720,258	5,832,921
Total Equity	538,970	540,666	522,111
LESS: Goodwill and Intangible Assets, net	(147,951)	(147,451)	(149,388)
ADD: Difference between Redemption Value of Non-controlling Interests and value under ARB 51	14,170	13,659	13,259
Total adjusting items	(133,781)	(133,792)	(136,129)
Tangible Common Equity (non-GAAP)	405,189	406,874	385,982
Total Equity/Total Assets	8.93%	9.21%	8.73%
Tangible Common Equity/Tangible Assets (non-GAAP)	6.88%	7.11%	6.62%

Total Risk Weighted Assets *	3,965,671	4,130,243	4,024,413
Tangible Common Equity/Total Risk Weighted Assets (non-GAAP)	10.2%	9.9%	9.6%

* Risk Weighted Assets for June 30, 2011 is shown on a pro-forma basis

(3)    Other Revenue, Gains and (Losses), net, as presented in these tables include Gain/(Loss) on Sale of Investments, net; Gain/(Loss) on Sale of Oreo, net; and Other Miscellaneous Revenue.

(4)    Other Operating Expenses, as presented in these tables, include expenses related to Marketing and Business Development, Contract Services and Processing, Impairment Expense, and Amortization of Intangibles.

Boston Private Financial Holdings, Inc.
Selected Financial Data (1)
(In Thousands, except share data)
(Unaudited)

(5)    Adjustments to Net Income Attributable to the Company to arrive at Net Income/(Loss) Attributable to the Common Stockholders, as presented in these tables, include decrease/ (increase) in Noncontrolling Interests Redemption Value; Dividends on Preferred Securities; and Accretion of Discount on Series C Preferred Stock.

(6)    When the Company has positive Net Income from Continuing Operations Attributable to the Common Stockholders, the Company adds additional shares to Basic Weighted Average Shares Outstanding to arrive at Diluted Weighted Average Shares Outstanding for the Diluted Earnings Per Share calculation to reflect the assumed exercise, conversion, or contingent issuance of dilutive securities. If the additional shares would result in anti-dilution they would be excluded from the Diluted Earning Per Share calculation. The potential dilutive shares relate to: unexercised stock options, unvested restricted stock, unexercised stock warrants, contingently issuable shares, unconverted Convertible Preferred stock, and unconverted Convertible Trust Preferred securities. The amount of shares that were anti-dilutive for the three and six months ended June 30, 2011 were 1.7 million for both periods. The amount of shares that were anti-dilutive for the three and six months ended June 30, 2010 were 11.0 million, and 10.8 million respectively. The amount of shares that were anti-dilutive for the three months ended March 31, 2011 were 10.1 million. See Part II. Item 8. "Financial Statements and Supplementary Data - Note 1: Basis of Presentation and Summary of Significant Accounting Policies"in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2010 for additional information.

(7) Interest Income on Non-taxable Investments and Loans are presented on an FTE basis using the federal statutory rate.

(8)    Includes Loans Held for Sale and Non-accrual Loans.

(9)    The concentration of the Private Banking loan data and credit quality is based on the location of the lender. Net loans from the Holding Company to certain principals of the Company's affiliate partners, loans at the Company's non-banking segments, and inter-company loan eliminations are identified as “Eliminations and other, net”.

(10)    Accruing classified loans include loans that are classified as substandard but are still accruing interest income. The Banks may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as nonperforming at some time in the future.

(11)    Includes the non-strategic loans held for sale of $3.0 million, at June 30, 2010. There were no non-strategic loans held for sale at June 30, 2011 and March 31, 2011.